Exhibit 99.1

INVIVYD APPOINTS WILLIAM DUKE AS CHIEF FINANCIAL OFFICER

WALTHAM, Mass., September 5, 2023 (GLOBE NEWSWIRE) – Invivyd, Inc. (Nasdaq: IVVD), a clinical-stage biopharmaceutical company on a mission to protect the vulnerable from serious viral infectious diseases, today announced the appointment of William Duke as Chief Financial Officer. Mr. Duke will lead Invivyd’s financial strategy to support the company’s continued growth. Mr. Duke has more than 25 years of finance, accounting, and operations experience, including over a decade of senior leadership experience in the biotechnology industry.

“Bill’s wealth of financial leadership experience will be invaluable as the company continues to plan for the rapid initiation of a pivotal clinical study, a potential EUA submission, and a potential launch of VYD222,” said Dave Hering, Chief Executive Officer of Invivyd. “With his demonstrated success leading initiatives that have fueled the advancement of novel therapeutics and led to significant value creation for shareholders, I’m thrilled to welcome Bill to our executive leadership team as we continue to rapidly advance our mission.”

“I’m delighted to join Invivyd at such an exciting time for the company,” said William Duke, Chief Financial Officer of Invivyd. “I look forward to leveraging my experience to support the development of VYD222, as well as Invivyd’s work to establish a pipeline of engineered monoclonal antibody candidates that can be deployed in the future to keep pace with viral evolution and provide vulnerable people with protection from viral threats.”

Prior to joining Invivyd, Mr. Duke served as the Chief Financial Officer of Apexigen, Inc. where he was responsible for all areas of finance and accounting and helped guide the company through its sale to Pyxis Oncology, Inc. Before Apexigen, he was Chief Financial Officer of Kaleido Biosciences, Inc., where he led the successful completion of multiple financings. Prior to Kaleido Biosciences, he was Chief Financial Officer of Pulmatrix, Inc., where he helped negotiate the company’s first product partnership and led the successful completion of several public offerings. Prior to that, he held senior financial leadership roles at Valeritas, Inc. and Genzyme Corporation, where he helped in the sale of the company to Sanofi. Mr. Duke is a certified public accountant and holds a B.S. in Business Administration from Stonehill College and an M.B.A. from Bentley College.

About Invivyd

Invivyd, Inc. (Nasdaq: IVVD) is a biopharmaceutical company on a mission to rapidly and perpetually deliver antibody-based therapies that protect vulnerable people from the devastating consequences of circulating viral threats, beginning with SARS-CoV-2. Invivyd’s technology works at the intersection of evolutionary virology, predictive modeling, and antibody engineering, and is designed to identify high-quality, long-lasting antibodies with the potential to resist viral escape. The company is generating a robust pipeline of product candidates which could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and expanding into influenza and other high-need indications. Visit https://invivyd.com/ to learn more.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the company’s ongoing research and clinical development plans and the timing thereof, including with respect to advancing its lead candidate, VYD222; the company’s plan for the rapid initiation of a pivotal clinical study, a potential emergency use authorization (EUA) submission, and a potential launch of VYD222; the company’s efforts to establish a pipeline of engineered monoclonal antibody candidates that can be deployed in the future to keep pace with viral evolution and provide vulnerable people with protection from viral threats; the company’s ability to rapidly and perpetually deliver antibody-based therapies that protect vulnerable people from the devastating consequences of circulating viral threats, beginning with SARS-CoV-2; the potential for the company’s product candidates to be high-quality, long-lasting antibodies with the potential to resist viral escape; the company’s plans to generate a robust pipeline of product candidates which, if authorized or approved, could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and expanding into influenza and other high-need indications; and other statements that are not historical fact. The company may not actually achieve the plans, intentions or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the ability to gain complete alignment with the applicable regulatory authorities on the clinical trial design and development pathway for VYD222, including the use of an immunobridging pathway in the U.S., and the timing thereof; the timing and progress of the company’s discovery, preclinical and clinical development activities, including the company’s ability to rapidly initiate a VYD222 pivotal clinical trial; the company’s ability to generate and utilize tools to discover and develop a pipeline of antibodies to treat current and potential future SARS-CoV-2 variants; the impacts of the COVID-19 pandemic on the company’s business and those of its collaborators, the company’s clinical trials and its financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of VYD222 or other product candidates based on neutralizing activity in preclinical studies; the risk that results of preclinical studies or clinical trials may not be predictive of future results in connection with current or future clinical trials; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; whether VYD222 or any other product candidate or combination of candidates is able to demonstrate and sustain neutralizing activity against predominant SARS-CoV-2 variants, particularly in the face of viral evolution; whether the company’s product candidates will be high-quality, long-lasting antibodies that resist viral escape; whether the company is able to successfully submit an EUA in the future, and the outcome of any such EUA submission; whether the company’s research and development efforts will identify and result in safe and effective therapeutic options for infectious diseases other than COVID-19; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

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Contacts:

Scott Young

(781) 208-1747

syoung@invivyd.com

Gabriella Linville-Engler

(781) 208-0160

gengler@invivyd.com